SCHEDULE 14C INFORMATION

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                         Securities Exchange Act of 1934


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                                   Atlas Funds
                                   -----------
                (Name of Registrant as Specified in Its Charter)


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


(Atlas Letterhead)


July 9, 2004


Dear Atlas Value Fund Shareholder:

Atlas Advisers recommended, and the Board of Trustees has approved, Hotckis and Wiley Capital Management LLC ("Hotchkis and Wiley") as the new investment sub-adviser to Atlas Value Fund (the "Fund") replacing Pilgrim Baxter & Associates, Ltd., effective May 17, 2004.

This change is the result of Atlas' ongoing process of actively monitoring Fund performance and Fund managers and seeking continual improvement for shareholders. In selecting a new sub-adviser, extensive reviews of investment management firms were conducted and Hotchkis and Wiley was chosen based on a number of criteria, including:

        |X|   the experience of their investment professionals

        |X|   strong past performance in managing similar accounts

        |X|   a strong focus on rigorous expense management

A special meeting of shareholders of the Fund will be held on Friday August 6, 2004 at 9:00 a.m. At the meeting, we will ask the shareholders to vote to approve Hotchkis and Wiley as sub-adviser to the Fund. Atlas Fund of Funds, Atlas Securities, Inc., Atlas Balanced Growth Portfolio, Golden West Financial Corp., and Atlas Advisers, Inc., are controlling shareholders of the Fund, and will vote their shares of beneficial interest in favor of the proposal. No action on your part is required.

The attached document features more information about the shareholder meeting and about Hotchkis and Wiley's investment process and style. Please take a few moments to read it. As always, if you have any questions, talk to your Atlas Representative or call 1-800-933-ATLAS for more information. We look forward to serving your investment needs now and in the future and thank you for your continued confidence in Atlas Funds.

                                    Sincerely,

                                    /s/ Marion O. Sandler

                                    Marion O. Sandler
                                    Chairman of the Board, President and
                                    Chief Executive Officer

                                   ATLAS FUNDS

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                 To Be Held on:
                         Friday August 6, 2004 at 9 a.m.

To the shareholders of the Atlas Value Fund series of Atlas Funds, a Delaware statutory trust:

A special meeting of shareholders of Atlas Value Fund will be held at 1901 Harrison Street, Oakland, California 94612 on Friday August 6, 2004 at 9 a.m. local time. At the meeting, we will ask the shareholders to approve Hotchkis & Wiley Capital Management LLC to provide sub-advisory services with respect to the Fund.

The Board of Trustees has fixed the close of business on May 26, 2004, as the record date. Holders of our shares of record at the close of business on the record date are entitled to receive notice of and to vote at the meeting, or any adjournment of the meeting.

                      WE ARE NOT ASKING YOU FOR A PROXY AND

                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is furnished on behalf of the Board of Trustees pursuant to Section 14(c) of the Securities Exchange Act of 1934 to provide notice of the meeting.



                                        By Order of the Board of Trustees,

                                        /s/ Joseph M. O'Donnell
                                        Joseph M. O'Donnell, Secretary


San Leandro, California
July 9, 2004

                                   ATLAS FUNDS

                              INFORMATION STATEMENT
                       TO SHAREHOLDERS OF ATLAS VALUE FUND

This document is an Information Statement and is being furnished to shareholders of Atlas Value Fund (the "Fund"), a series of Atlas Funds (the "Trust"), to provide notice of a special meeting of shareholders to be held at 1901 Harrison Street, Oakland, California 94612, on Friday August 9, 2004 at 9 a.m., or any adjournment of the meeting, for the purpose set forth in the foregoing Notice of Special Meeting of Shareholders.

Atlas Fund of Funds, Atlas Securities Inc., Atlas Balanced Growth Portfolio, Golden West Financial Corp., and Atlas Advisers Inc., the Fund's investment adviser ("Atlas"), are controlling shareholders of the Fund, and intend to vote their shares in favor of the proposal. Therefore it is anticipated that the proposal will be approved.

Please note that this is not a request for your vote of a proxy statement, but rather an information statement designed to inform you of the matter to be considered at the special meeting of shareholders. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Record Date and Voting Shares

This Information Statement will be mailed on or about July 9, 2004 to the shareholders of the Fund of record as of May 26, 2004 (the "Record Date"). The Fund will bear the expenses incurred in connection with preparing this Information Statement. As of the Record Date, 1,901,395.104 shares of the Fund were issued and outstanding. Each whole share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional share will be entitled to a proportionate fractional vote. Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A.

To the knowledge of Atlas, the executive officers and Trustees of the Trust as a group owned beneficially less than 1% of the outstanding shares of the Fund and approximately 0.24% of the Trust as of the Record Date. However, Marion O. Sandler, the President, Chief Executive Officer and a Trustee of the Trust, may be deemed to be the beneficial owner of shares held by Golden West Financial Corp., Atlas Securities Inc., and Atlas, by virtue of her positions as Chairman of the Board and Chief Executive Officer of each of these entities, which collectively own 21.06% of the outstanding shares of the Fund. Similarly, Russell W. Kettell, a Trustee of the Trust, may be deemed to be beneficial owner of shares held by Golden West Financial Corp. (which owns approximately 6.57% of the shares of the Fund), of which he is President.

Quorum and Voting

A majority of the shares of the Fund entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting. A total of 960,243.457 shares, representing approximately 50.5% of the outstanding shares of the Fund, are owned by Atlas Fund of Funds, Atlas Securities Inc., Atlas Balanced Growth Portfolio, Golden West Financial Corp., and Atlas, and will be present in person at the meeting. Thus, a quorum will be present.

Approval of Hotchkis & Wiley Capital Management LLC ("Hotchkis & Wiley") as sub-adviser to the Fund will require the vote of a "majority of the outstanding voting securities of the Fund" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). This means the lesser of (1) 67% or more of the shares of the Fund present at the meeting if the owners of more than 50% of the Fund's shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. Atlas Fund of Funds, Atlas Securities Inc., Atlas Balanced Growth Portfolio, Golden West Financial Corp., and Atlas, which collectively own a majority of the outstanding shares of the Fund, intend to vote to approve Hotchkis & Wiley as sub-adviser to the Fund. Therefore, it is anticipated that the proposal will pass.

Appointment of New Sub-Adviser to the Fund

On May 14, 2004, the Board approved the replacement of Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") by Hotchkis & Wiley as sub-adviser to the Fund, and approved a sub-advisory agreement with Hotchkis & Wiley (the "Agreement"). Atlas is the investment adviser to the Fund, and continues to oversee the sub-adviser. The Agreement will terminate upon the expiration of 150 days from its effective date unless the shareholders of the Fund approve the Agreement. Hotchkis & Wiley began providing sub-advisory services to the Fund pursuant to the Agreement on May 17, 2004.

In making its decision, the Board considered the relatively poor performance of the Fund compared with its benchmark and its peers as well as its actual performance, and concluded that under the existing sub-advisory relationship with Pilgrim Baxter the performance of the Fund was not likely to improve and, therefore, its investment objectives would not be met. In evaluating Hotchkis & Wiley, the Board considered its 23-year performance record and its large cap diversified value investment philosophy, which emphasizes a team approach and focus on fundamental research. The Board reviewed Hotchkis & Wiley's portfolio construction process and its buy and sell disciplines, and considered samples of the firm's research. The Board also considered the experience and qualifications of its key personnel, as well as its Large Cap Diversified Value Composite performance record. The Board also considered the firm's use of brokers and dealers which provide brokerage and research services to or for the accounts over which Hotchkis & Wiley exercises investment discretion. The Board determined that the fees under the Agreement were fair and reasonable for the services provided by Hotchkis & Wiley to the Fund and that the total investment advisory fees for the Fund were competitive with fees paid by other similar mutual funds to other advisers.

Hotchkis & Wiley Capital Management LLC

Hotchkis & Wiley is a registered investment adviser formed in 1980 and located in Los Angeles, California. The firm is a Delaware limited liability company, the majority of which is owned by its employees. Twenty-two active employees collectively own 55.1% of Hotchkis & Wiley. Additional shareholders include Stephens Group, Inc., a diversified holding company, and its affiliates, which collectively own 42.7%, and George Wiley and John Hotchkis, each of whom own 1.1%. As of February 29, 2004, Hotchkis & Wiley managed approximately $10.6 billion in assets. Its clients include institutional and individual investors.

Patricia L. McKenna, principal and portfolio manager with Hotchkis & Wiley, is responsible for managing the Fund. She is also responsible for researching investment opportunities in the telecommunications and retailing industries. Prior to joining Hotchkis & Wiley in 1995, Ms. McKenna was an equity analyst at Trust Company of the West. Before entering the field of investment management, she worked for five years in corporate finance at Bankers Trust and at Fieldstone Private Capital Group. Ms. McKenna, a CFA charterholder, received her BA in Economics with distinction from Stanford University and her MBA from Harvard Business School.

Hotchkis & Wiley is an equity investment manager committed to the principles of value investing. The firm believes that its clients are better served by owning low-expectation stocks that trade at a significant discount to the present value of future cash flows, as opposed to high-expectation stocks that trade at a premium. The firm invests in stock of a company when, in its opinion, the present value of the company's future cash flows exceeds its current market price. This approach attempts to exploit equity market inefficiencies created by irrational investor behavior. Hotchkis & Wiley seeks to identify such investment opportunities by employing a disciplined, bottom-up investment process that emphasizes internally generated fundamental research. The firm believes that the consistent application of its research and process can maximize long-term performance with below-market volatility.

Hotchkis & Wiley's security selection process begins with the universe of all publicly traded stocks with market capitalizations of $1 billion and above. The firm uses two separate screens to identify investment opportunities for the portfolios it manages, which consider factors such as earnings yield (earnings/price), payout yield (dividends plus stock buyback), ratio of enterprise value to normal earnings before interest and taxes, marginal return on equity, and financial strength. Analysts are also responsible for identifying stocks within the industries they cover which might be attractive investment opportunities. This initial stage of the process results in a subset of approximately 500-600 securities that represent a large cap value universe. Hotchkis & Wiley then uses its internal research to seek to identify the most attractive valuation opportunities within this universe. The firm's research process focuses on determining "normal" earnings power as the basis of security valuation. Key factors leading to its estimates of normal earnings include smoothing of economic cyclicality, return on equity reversion (the tendency for under earning companies to revert upward to industry average levels), accounting adjustments, and company specific risk factors.


Fees

Atlas' annual advisory fee with respect to the Fund is 0.80% of average daily net assets for assets up to $100 million, 0.75% for assets over $100 million and up to $500 million, and 0.70% for assets over $500 million. For the years ended December 31, 2002 and 2003, the Fund paid Atlas $2,231 and $29,041 in advisory fees, respectively. These fees reflect partial waivers of advisory fees by Atlas of 0.75% and 0.45% of average daily net assets, respectively. Advisory fees payable before the waiver were $33,198 and $67,300, respectively.

All sub-advisory fees will be paid by Atlas and not the Trust. Hotchkis & Wiley's sub-advisory fee with respect to the Fund is 0.45% of the Fund's average daily net assets. Because Atlas pays the sub-advisory fees out of its own fees received from the Fund, there is no "duplication" of advisory fees paid. There will be no increase in advisory fees to the Fund and its shareholders in connection with the retention of Hotchkis & Wiley to sub-advise the Fund.

Terms of Sub-Advisory Agreement

Atlas has entered into the Agreement with Hotchkis & Wiley, dated May 17, 2004, to manage the Fund, subject to the supervision of Atlas and the Board. The Agreement will terminate on October 14, 2004 unless it is approved by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). If the Agreement is so approved, unless sooner terminated, it will continue for a period of two years from its effective date, and thereafter will continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board or by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), provided that in either case, its continuance is also approved by the Trustees of the Trust who are not "interested persons" of either party to the Agreement, as defined in the 1940 Act. The Agreement is terminable with respect to the Fund at any time without penalty on 60 days' notice, by Atlas, Hotchkis & Wiley, or the Board, or by a majority of the outstanding voting securities of the Fund. The Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Additional Disclosure Regarding Hotchkis & Wiley

The names and principal occupations of the principal executive officers and executive committee of Hotchkis & Wiley, all located at 725 South Figueroa Street, 39th Floor, Los Angeles, California 90017, are listed below.


Executive Committee:

------------------------------- -----------------------------------------------------------
Name                            Position and title

------------------------------- -----------------------------------------------------------
George H. Davis, Jr.            Member of Executive Committee and
                                Chief Executive Officer of Hotchkis & Wiley

------------------------------- -----------------------------------------------------------
Nancy D. Celick                 Member of Executive Committee and
                                Chief Operating Officer of Hotchkis & Wiley

------------------------------- -----------------------------------------------------------
Nigel Hurst-Brown               Member of Executive Committee of Hotchkis & Wiley
                                Chief Executive Officer of Hotchkis and Wiley (UK) Limited

------------------------------- -----------------------------------------------------------
Warren A. Stephens              Member of Executive Committee of Hotchkis & Wiley
                                President and Chief Executive Officer of Stephens Inc.

------------------------------- -----------------------------------------------------------
Douglas H. Martin               Member of Executive Committee of Hotchkis & Wiley
                                Executive Vice President of Stephens Inc.

------------------------------- -----------------------------------------------------------

Other Executive Officers:

------------------------------- -----------------------------------------------------------
Name                            Position

------------------------------- -----------------------------------------------------------
Anna Marie Lopez                Chief Compliance Officer of Hotchkis & Wiley

------------------------------- -----------------------------------------------------------
Kristin Smith                   Chief Financial Officer of Hotchkis & Wiley

------------------------------- -----------------------------------------------------------

Certain information provided by Hotchkis & Wiley regarding other registered investment companies for which it acts as investment adviser or sub-adviser and which have investment objectives similar to those of the Fund is as follows:


          SCHEDULE OF FEES FOR SIMILAR REGISTERED INVESTMENT COMPANIES
                  ADVISED OR SUB-ADVISED BY HOTCHKIS & WILEY*

--------------------------------- --------------------------------- -----------------------
Fund                              Fee Schedule                      Net Assets
--------------------------------- --------------------------------- -----------------------
American AAdvantage Large Cap     0.60% on the first $10 million    $206 million
Value Fund                        0.50% on the next $40 million
                                  0.30% on the next $100 million
                                  0.20% on the next $250 million
                                  0.15% on the next $400 million
                                  0.125% thereafter

--------------------------------- --------------------------------- -----------------------
American AAdvantage Balanced      0.60% on the first $10 million    $131 million
Fund                              0.50% on the next $40 million
                                  0.30% on the next $100 million
                                  0.20% on the next $250 million
                                  0.15% on the next $400 million
                                  0.125% thereafter

--------------------------------- --------------------------------- -----------------------
Vanguard Windsor II Fund          Base:                             $1.3 billion
                                  0.15% on the first $1.5 billion
                                  0.125% on the next $3.5 billion
                                  0.100% thereafter

                                  Performance fee: Cumulative
                                  performance of the portfolio
                                  versus an index over an
                                  applicable 60-month period.

--------------------------------- --------------------------------- -----------------------

*All information is as of 5/31/04.

                               General Information

Atlas serves as the investment adviser to the Trust, and Atlas Securities Inc. serves as the distributor of the Trust's shares. The principal executive offices of the Trust, Atlas and Atlas Securities are at 794 Davis Street, San Leandro, CA 94577.

The Trust will furnish, without charge, a copy of the most recent Annual Report and Semi-Annual Report to Shareholders of the Trust upon request. Requests for such reports should be directed to Atlas Funds, 794 Davis Street, San Leandro, CA 94577, or by calling 1 (800) 933-2852.

                                   APPENDIX A



           Shareholders Owning Beneficially or of Record More than 5%
                                   of the Fund

------------------------------------------------------------- --------------------------------
                                                              Percentage of Shares Owned as
Shareholder Name and Address                                  of May 26, 2004
------------------------------------------------------------- --------------------------------
Atlas Fund of Funds
Investment A/C                                                            21.3597%
Attn: Gene A. Johnson
794 Davis Street 1st Fl.
P.O. Box 1894
San Leandro, CA 94577-0279

------------------------------------------------------------- --------------------------------
Atlas Securities Inc.
Attn: Gene A. Johnson                                                     8.2006%
794 Davis St. Fl. 1
San Leandro, CA 94577-6922

------------------------------------------------------------- --------------------------------
Atlas Balanced Growth Portfolio
Fund Investment A/C                                                       8.0805%
Attn: Atlas A/C
794 Davis St. 1st Fl.
P.O. Box 1894
San Leandro, CA 94577-0279

------------------------------------------------------------- --------------------------------
Golden West Financial Corp.
Investment Account                                                        6.5741%
1901 Harrison St. Fl. 3
Oakland, CA 94612-3574

------------------------------------------------------------- --------------------------------
Atlas Advisers Inc.
Attn: Gene A. Johnson                                                     6.2871%
794 Davis St. Fl. 1
San Leandro, CA 94577-6922

------------------------------------------------------------- --------------------------------